UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2013

TELLABS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9692	36-3831568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on October 21, 2013 with the Securities and Exchange Commission (the “SEC”) by Tellabs, Inc., a Delaware corporation (the “Company”), on October 18, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Blackhawk Holding Vehicle LLC, a Delaware limited liability company (“Parent”), Blackhawk Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company. Parent and Sub are affiliates of Marlin Equity III, L.P., Marlin Equity IV, L.P. and Marlin Management Company, LLC (d/b/a Marlin Equity Partners) (“Marlin”). Pursuant to the Merger Agreement, on November 1, 2013, Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), at a price per share of Company Common Stock of $2.45 (the “Offer Price”), net to the seller thereof in cash, without interest, upon the terms and subject to the conditions and limitations set forth in the Offer to Purchase (the “Offer to Purchase”), dated November 1, 2013, and in the related letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as amended or supplemented from time to time, the “Offer”).

The Offer expired at 11:59 p.m., New York City time, on December 2, 2013 (the “Expiration Time”), as scheduled, and was not extended. Computershare Trust Company, N.A., the depositary for the Offer, advised the Company and Sub that, as of the Expiration Time, a total of 284,506,571 shares of Company Common Stock had been validly tendered and not withdrawn pursuant to the Offer, which tendered shares of Company Common Stock represented approximately 76.0% of the shares of Company Common Stock outstanding on a fully diluted basis. As a result, Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such shares has been made to the depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered shares of Company Common Stock and transmitting such payments to tendering stockholders whose shares of Company Common Stock have been accepted for payment, in accordance with the terms of the Offer.

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility. On December 3, 2013, Blackhawk Merger Sub Inc., as borrower, entered into the Financing Agreement, dated as of December 3, 2013 (the “Financing Agreement”), with certain existing and future, direct and indirect, domestic and foreign affiliates of Blackhawk Merger Sub Inc., which will execute a joinder agreement thereto and become a borrower thereunder, the lenders party thereto from time to time, the guarantors party thereto from time to time and Cerberus Business Finance, LLC as administrative agent and collateral agent. The Financing Agreement provides for (i) a $140 million term loan facility with a term of five years and (ii) a $20 million revolving credit facility with a term of five years, which includes a subfacility for the issuance of letters of credit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On December 3, 2013, Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent. In connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of shares of Company Common Stock on NASDAQ was suspended as of the close of trading on December 3, 2013. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

As described above, the Merger was completed on December 3, 2013. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by stockholders who properly exercised and perfected appraisal rights under Delaware law and (ii) shares held in the treasury of the Company or owned of record by any wholly owned subsidiary of the Company or by Parent or any of its wholly owned subsidiaries) was converted into the right to receive the Offer Price in cash, without interest.

The total amount of funds required to consummate the Offer and purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $890.4 million, excluding related transaction fees and expenses. Of such amount, approximately $421.6 million, which included $140 million of debt borrowed under the Financing Agreement, was provided by Parent and Sub and approximately $468.8 million was provided by the Company from cash on the Company’s balance sheet.

The information contained in the Introductory Note, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 21, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, each of the members of the board of directors of the Company (the “Board”) resigned as a director of the Company and from all committees of the Board on which he or she served, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, the directors of Sub immediately prior to the Effective Time, which consisted of Nick Kaiser, Doug Bayerd and Robb Warwick, became the only directors of the Company effective as of, and immediately following, the Effective Time.

The disclosure contained in the Introductory Note is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 21, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety effective as of December 3, 2013. Copies of the amended and restated certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On December 4, 2013, the Company and Marlin issued a joint press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 18, 2013, by and among Tellabs, Inc., Blackhawk Merger Sub Inc. and Blackhawk Holding Vehicle LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 21, 2013).*

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release issued by the Company and Marlin, dated December 4, 2013.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Lawrence A. Rieger
Lawrence A. Rieger Acting Chief Financial Officer

December 4, 2013

(Date)

EXHIBIT INDEX

Item No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 18, 2013, by and among Tellabs, Inc., Blackhawk Merger Sub Inc. and Blackhawk Holding Vehicle LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 21, 2013).*

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release issued by the Company and Marlin, dated December 4, 2013.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.